Filed Pursuant to Rule 424(b)(2)
Registration No. 333-204908

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Linked to

An Index

Dated July 31, 2015

(To Prospectus dated June 12, 2015)

The Securities

UBS AG may offer and sell Contingent Income Auto-Callable Securities (the “Securities”) from time to time.

The Underlier

Each of the Securities may be linked to an index (an “underlying index”).

General Terms

This product supplement describes some of the general terms that may apply to the Securities and the general manner in which they may be offered. The applicable prospectus supplement or pricing supplement to this product supplement (the “applicable supplement”) will describe the specific terms of any Securities that we offer, including (i) the underlying index and (ii) the specific manner in which such Securities may be offered.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplement, the following hierarchy will govern: first, the applicable supplement; second, this product supplement, and last, the accompanying prospectus.

The general terms of the Securities are described in this product supplement and, unless otherwise specified in the applicable supplement, include the following:

Issuer:	UBS AG (“UBS”)
Booking Branch:	The booking branch of UBS will be specified in the applicable supplement.
Issue Price:	The issue price per Security will be set equal to 100% of the principal amount of each Security.
Pricing Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Original Issue Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Final Determination Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “—Final Determination Date”.
Maturity Date:	As specified in the applicable supplement, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Maturity Date”.
Principal Amount:	Unless otherwise specified in the applicable supplement, each Security will have a principal amount of $1,000 per Security (with a minimum investment of 10 Securities for a total of $10,000).
No Listing:	The Securities will not be listed or displayed on any securities exchange or any electronic communications network, unless otherwise specified in the applicable supplement.
Calculation Agent:	UBS Securities LLC

Contingent Payment Feature

Contingent Payment:	The “contingent payment” applicable to each determination date will be a fixed amount specified in the applicable supplement and will be calculated based upon a rate per annum (the “contingent payment rate”) specified in the applicable supplement. UBS will pay you a contingent payment during the term of the Securities, periodically in arrears on each contingent payment date under the conditions described below:
➤

If the closing level of the underlying index is equal to or greater than the downside threshold level on the applicable determination date, UBS will pay for each Security you hold the contingent payment applicable to such determination date.

➤

If the closing level of the underlying index is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing level of the underlying index is less than the downside threshold level.
Determination Dates:	One or more dates that will be specified in the applicable supplement. Determination dates are subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Determination Dates”.
Contingent Payment Dates:	Each contingent payment date will generally be two to five business days following the relevant determination date as set forth in the applicable supplement. The last possible contingent payment date will be the maturity date.
Downside Threshold Level:	A specified level of the underlying index that is less than the initial level as set forth in the applicable supplement.

Early Redemption Feature

Early Redemption Feature:	The Securities will be subject to early redemption (an “early redemption”) by UBS if the closing level of the underlying index on any determination date prior to the final determination date is equal to or greater than the call threshold level. If the Securities are subject to early redemption, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due. Following an early redemption, no further amounts will be owed to you under the Securities.
Call Threshold Level:	A specified level of the underlying index as set forth in the applicable supplement.

Payment at Maturity for the Securities

Payment at Maturity:	If the Securities are not subject to early redemption, at maturity UBS will pay a cash payment per Security that you hold, as described below:
➤

If the final level is equal to or greater than the downside threshold level, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date.

➤

If the final level is less than the downside threshold level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 × Underlying Return).

Underlying Return:

The quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Final Level – Initial Level

Initial Level

Initial Level:	Unless otherwise specified in the applicable supplement, the closing level of the underlying index on the pricing date as set forth in the applicable supplement as determined by the calculation agent, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.
Final Level:	Unless otherwise specified in the applicable supplement, the closing level of the underlying index on the final determination date as determined by the calculation agent, subject to postponement in the event of a market disruption event as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to early redemption, you may lose some or all of your investment. Specifically, if the Securities are not subject to early redemption and the final level is less than the downside threshold level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

See “Risk Factors” beginning on page PS-16 of this product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

UBS Investment Bank	UBS Securities LLC

ADDITIONAL INFORMATION ABOUT THE SECURITIES

You should read this product supplement together with the prospectus dated June 12, 2015, titled “Debt Securities and Warrants”, relating to our Medium-Term Securities, Series B, of which the Securities are a part, the index supplement dated June 12, 2015, which contains information about certain indices to which particular categories of debt securities and warrants that we may offer, including the Securities, may be linked, and any applicable supplement relating to the Securities that we may file with the Securities and Exchange Commission (the “SEC”) from time to time. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

➢	Prospectus dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

➢	Index Supplement dated June 12, 2015:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 0001114446.

You should rely only on the information incorporated by reference or provided in this product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this product supplement is accurate as of any date other than the date on the front of the document.

Product Supplement

Product Supplement Summary	PS-1

What are the Securities?	PS-1

Hypothetical Examples of How the Securities Perform	PS-11

Index Supplement Summary	IS-1

Underlying Indices And Underlying Index Publishers	IS-2

Dow Jones Industrial Average™	IS-2

NASDAQ-100 Index®	IS-4

Russell 2000® Index	IS-7

S&P 500® Index	IS-12
Commodity Indices	IS-17
Bloomberg Commodity IndexSM	IS-17
UBS Bloomberg Constant Maturity Commodity Index Excess Return	IS-24
Non-U.S. Indices	IS-29
EURO STOXX 50® Index	IS-29
FTSE™ 100 Index	IS-31
Hang Seng China Enterprises Index	IS-35
MSCI Indexes	IS-38
MSCI-EAFE® Index	IS-38
MSCI® Emerging Markets IndexSM	IS-38
MSCI® Europe Index	IS-38

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

Product Supplement Summary

This product supplement describes terms that will apply generally to the Securities. On the pricing date, UBS AG will prepare a pricing supplement or prospectus supplement. The applicable supplement will specify the underlying index and the specific pricing terms for that issuance and will indicate any changes to the general terms specified below. You should read the applicable supplement in conjunction with this product supplement and the accompanying prospectus.

References to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this product supplement, when we refer to the “Securities”, we mean the Contingent Income Auto-Callable Securities. Also, references to the “accompanying prospectus” mean the accompanying prospectus, titled “Debt Securities and Warrants,” dated June 12, 2015, of UBS. References to the “index supplement” mean the UBS index supplement dated June 12, 2015. References to the “applicable supplement” mean the pricing supplement or prospectus supplement that describes the specific terms of your Securities unless the context otherwise requires.

If there is any inconsistency between the terms of the Securities described in the accompanying prospectus, this product supplement and the applicable supplement, the following hierarchy will govern: first, the applicable supplement; second, this product supplement, and last, the accompanying prospectus.

What are the Securities?

The Contingent Income Auto-Callable Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG, the return on which is linked to the performance of an underlying index (an “underlying index”). The underlying index will be specified in the applicable supplement to this product supplement.

Contingent Payment Feature

UBS will pay you the applicable contingent payment for each Security you own during the term of the Securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing level of the underlying index is equal to or greater than the downside threshold level. However, if the closing level of the underlying index is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable supplement, calculated based upon a rate per annum (the “contingent payment rate”). The “downside threshold level” is a specified level of the underlying index that is less than the initial level equal to a percentage of the initial level, as set forth in the applicable supplement. Unlike ordinary debt securities, UBS will not necessarily pay contingent payments. You must be willing to accept that if the closing level is less than the downside threshold level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date.

Payment upon an Early Redemption

If the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date, UBS will redeem the Securities early (an

“early redemption”). If the Securities are subject to early redemption, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date (the “early redemption amount”).

The “call threshold level” is a specified level of the underlying index as set forth in the applicable supplement.

Payment at Maturity

If the Securities are not subject to early redemption, at maturity UBS will pay a cash payment per Security that you hold, as described below:

➢	If the final level is equal to or greater than the downside threshold level, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date.

➢	If the final level is less than the downside threshold level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 × Underlying Return).

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise specified in the applicable supplement, the “initial level” is the closing level of the underlying index on the pricing date and the “final level” is the closing level of the underlying index on the final determination date, in each case as determined by the calculation agent. The determination of the initial level and the final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. The initial level may be referred to in the applicable supplement as the “initial index level” and the final level may be referred to as the “final index level” or in such other manner as may be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, the “final determination date” will be the final determination date specified in the applicable supplement, subject to postponement upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to early redemption, you may lose some or all of your investment.

Specifically, if the Securities are not subject to early redemption and the final level is less than the downside threshold level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable supplement will specify the pricing date, the determination dates, the call threshold level, the contingent payment dates and the maturity date, as well as the respective terms of each offering of the Securities, including the underlying index.

The Securities are Part of a Series

The Securities are part of a series of debt securities entitled “Medium-Term Securities, Series B” that we may issue from time to time under our indenture, which is described in the accompanying prospectus. This product supplement summarizes general financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Securities, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus.

We may issue separate offerings of the Securities that are identical in all respects, except that each offering generally is linked to the performance of a different underlying index and is subject to the particular terms set forth in the applicable supplement. Each offering of the Securities is a separate and distinct security and you may invest in one or more offerings of the Securities as set forth in the applicable supplement. The performance of each offering of the Securities will depend solely upon the performance of the underlying index to which such offering is linked and will not depend on the performance of any other offering of the Securities.

Specific Terms of Each Security Will Be Described in the Applicable supplement

The specific terms for each offering of the Securities will be described in the applicable supplement accompanying this product supplement. The terms described in the applicable supplement modify or supplement those described here and in the accompanying prospectus.

Any applicable supplement should be read in conjunction with this product supplement, the index supplement and the accompanying prospectus.

Selected Purchase Considerations

➤	Potential for Contingent Payments — UBS will pay you a contingent payment for each determination date on which the closing level of the underlying index is equal to or greater than the downside threshold level. Investors will not receive the contingent payment applicable to a determination date if the closing level of the underlying index is less than the downside threshold level on such determination date.

➤

Early Redemption — The securities will be subject to early redemption if the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date. If the Securities are subject to early redemption, UBS will pay a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the contingent payment date. Following an early redemption, no further amounts will be owed to you under the Securities.

➤	Contingent repayment of principal amount at maturity — If the Securities are not subject to early redemption, UBS will repay the principal amount of your Securities if the final level is equal to or greater than the downside threshold level and you hold the Securities to maturity. If (i) the Securities are not subject to early redemption and (ii) the final level is less than the downside threshold level, UBS will pay you at maturity an amount in cash that is less than the principal amount, if anything. Specifically, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment. This will result in a loss of some and, in extreme situations all, of your initial investment in the Securities. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

➤	Minimum Investment — Unless otherwise specified in the applicable supplement, in the case of offerings of Securities with a $1,000 principal amount per Security, the minimum investment is 10 Securities at a principal amount of $1,000 per Security (for a total minimum purchase price of $10,000). Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $1,000 per Security. Purchases and sales made in the secondary market, if any exists, are not subject to the minimum investment of 10 Securities.

What are Some of the Risks of the Securities?

An investment in any of the Securities involves significant risks. Some of the risks that apply generally to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities in the “Risk Factors” and in the applicable supplement.

➤	The Securities do not guarantee the return of any principal and your investment in the Securities may result in a loss — The terms of the Securities differ from those of ordinary debt securities in that the Securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the Securities have not been subject to early redemption and if the final level is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial level, on a 1 to 1 basis and you will receive for each Security that you hold at maturity a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return.

➤	Contingent repayment of the principal amount only at maturity — If your Securities are not subject to early redemption, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the downside threshold level.

➤

You may not receive any contingent payments — UBS will not necessarily make periodic payments on the Securities. If the closing level of the underlying index on any determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of the underlying index is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.

➤	Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying index — Investors will not participate in any appreciation in the closing level of the underlying index from the initial level, and the return on the Securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing level or the final level is equal to or greater than the downside threshold level. It is possible that the closing level of the underlying index could be less than the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the Securities, the overall return on the Securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks (“index constituent stocks”) comprising the underlying index.

➤	Higher contingent payments are generally associated with a greater risk of loss — Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the final level of such underlying index could be less than its downside threshold level on the final determination date of the Securities. This greater expected risk will generally be reflected in higher contingent payments for that Security. However, while the contingent payments are fixed amounts, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant principal loss on your Securities.

➤	Reinvestment risk — The Securities will be subject to early redemption if the closing level of the underlying index is equal to or greater than its call threshold level on any determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the Securities will not be subject to an early redemption when the closing level of the underlying index is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your Securities. Because the Securities could be subject to early redemption, the term of your investment may be limited. In the event that the Securities are subject to early redemption, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

➤	Credit risk of UBS — The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

➤	Market risk — The return on the Securities, which may be positive or negative, is directly linked to the performance of the underlying index and indirectly linked to the value of the stocks (“index constituent stocks”), futures contracts on physical commodities (“index commodities”) and other constituents (collectively, “index constituents”) comprising the underlying index. The level of the underlying index can rise or fall sharply due to factors specific to such index and its index constituents and their issuers, such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions.

➤	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the downside threshold level on any determination date, or, if the Securities are not subject to early redemption, that the final level of the underlying index will be equal to or greater than the downside threshold level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents or their issuers. You should be willing to accept the downside risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

➤	There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

➤	Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index and index constituents; the volatility of the underlying index and index constituents; the dividend rate paid on any index constituent stocks, if applicable; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

➤	Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public because the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

➤	Potential UBS impact on price — Trading or transactions by UBS or its affiliates in any index constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index or the index constituents, may adversely affect the level(s) of the underlying index and, therefore, the market value of the Securities.

➤	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as calculation agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine the initial level and the final level and whether the closing level of the underlying index on any determination date is equal to or greater than the call threshold level or is less than the downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the Securities are subject to early redemption. The calculation agent can postpone the determination of the closing level or final level of the underlying index (and therefore the related contingent payment date or maturity date, as applicable) if a market disruption event occurs and is continuing on a determination date. As UBS determines the economic terms of the Securities, including the contingent payment, call threshold level and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments. Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

➤	Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

➤	Dealer Incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

➤	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation.

Subject to the specific terms of your Securities set forth in the applicable supplement, the Securities may be a suitable investment for you if:

➤	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➤	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the underlying index or its index constituents.

➤	You believe the closing level of the underlying index will be equal to or greater than the downside threshold level on the specified determination dates (including the final determination date).

➤	You understand and accept that you will not participate in any appreciation in the level of the underlying index and that your potential return is limited to the contingent payments specified in the applicable supplement.

➤	You can tolerate fluctuations in the level of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

➤	You do not seek guaranteed current income and are willing to forgo dividends paid on any index constituent stocks.

➤	You are willing to invest in securities that may be subject to early redemption and you are otherwise willing to hold such securities to maturity and accept that there may be little or no secondary market for the Securities.

➤	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

Subject to the specific terms of your Securities set forth in the applicable supplement, the Securities may not be a suitable investment for you if:

➤	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

➤	You require an investment designed to provide a full return of principal at maturity.

➤	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the underlying index or its index constituents.

➤	You believe that the level of the underlying index will decline during the term of the Securities and is likely to close less than the downside threshold level on the determination dates (including the final determination date).

➤	You seek an investment that participates in the full appreciation in the level of the underlying index or that has unlimited return potential.

➤	You cannot tolerate fluctuations in the level of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

➤	You seek current income or prefer to receive the dividends paid on any index constituent stocks.

➤	You are unable or unwilling to hold securities that may be subject to early redemption, or you are otherwise unable or unwilling to hold such securities to maturity or you seek an investment for which there will be an active secondary market for the Securities.

➤	You are unwilling to assume the credit risk of UBS for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting, and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the section titled “Risk Factors” in this product supplement.

What are the Tax Consequences of the Securities?

The U.S. federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” and to discuss the tax consequences of your particular situation with your tax advisor.

Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, although the U.S. federal income tax treatment of the contingent payments is uncertain, we expect that any contingent payment that is paid by UBS (including on the maturity date or upon an early redemption) should be included in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. In determining our information reporting responsibilities, if any, we intend to treat the contingent payments as ordinary income.

In addition, excluding amounts attributable to any contingent payment, you should generally recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you have held your Securities for a period of more than one year (otherwise such gain or loss should be short-term capital gain or loss if held for a period of one year or less). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You are urged to consult your tax advisor regarding this risk.

Because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment described above, as further described under “Supplemental U.S. Tax Considerations — Alternative Treatments”. The risk that the Securities may be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for a period of more than one year) is higher than with other index-linked securities that do not guarantee full repayment of principal.

In 2007, the Internal Revenue Service (the “IRS”) released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis in excess of any receipt of contingent payments. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payment and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations — Tax Treatment of the Securities” unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the Securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there might be no interest payments over the term of such securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Moreover, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent payments is unclear. Unless otherwise stated in the applicable supplement and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non–U.S. Holders — Section 871(m) Withholding” and “— Non–U.S. Holders — FATCA Withholding,” we currently do not intend to withhold any tax on any contingent payment made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld. If you are not a U.S. person, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Both U.S. and non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

Hypothetical Examples of How the Securities Perform

Hypothetical Examples of How the Securities Perform

This section provides examples of how the Securities perform under various scenarios and are provided for illustrative purposes only and are purely hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the final level of the underlying index relative to its initial level. We cannot predict whether the closing level of the underlying index will be equal to or greater than the call threshold level on the specified determination dates prior to the final determination date or the downside threshold level on the final determination date. You should not take these examples as an indication or assurance of the expected performance of the underlying index. The examples are based on the assumptions therein.

Calculate the Contingent Payment on a Contingent Payment Date

UBS will pay you the applicable contingent payment for each Security you own during the term of the Securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing level of the underlying index is equal to or greater than the downside threshold level on the applicable determination date. However, if the closing level of the underlying index is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

Contingent payments on the Securities are not guaranteed. UBS will not pay you the contingent payment for any determination date on which the closing level of the underlying index is less than the downside threshold level.

Calculate the Cash Payment upon an Early Redemption

The payment upon an early redemption will be calculated as follows:

If the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date, UBS will redeem the Securities early (an “early redemption”). If the Securities are subject to early redemption, UBS will pay, on the applicable contingent payment date, a cash payment per Security equal to the early redemption amount.

Calculate the Cash Payment at Maturity

Assuming that the Securities are not subject to early redemption, the following steps shall apply:

If the Securities are not subject to early redemption and the final level of the underlying index is equal to or greater than the downside threshold level, at maturity, UBS will pay you a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date.

If the Securities are not subject to early redemption and the final level of the underlying index is less than the downside threshold level, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a percentage loss on your investment that is equal to the underlying return.

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return	=	Final Level – Initial Level
Initial Level

Unless otherwise specified in the applicable supplement, the “initial level” is the closing level of the underlying index on the pricing date and the “final level” is the closing level of the underlying index on the final determination date, in each case as determined by the calculation agent. The determination of the initial level and the final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”.

Unless otherwise specified in the applicable supplement, the “final determination date” will be the final determination date specified in the applicable supplement, subject to postponement upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to early redemption, you may lose some or all of your investment. Specifically, if the Securities are not subject to early redemption and the final level is less than the downside threshold level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Hypothetical Performance Scenarios

Based on the computation of the underlying return above, the following chart shows hypothetical performance scenarios at maturity for the Securities based on a range of underlying returns given the stated assumptions. These examples of how the Securities perform under various scenarios are provided for illustrative purposes only and are purely hypothetical.

Payment upon an Early Redemption for the Securities

The Securities will be subject to early redemption when the closing level of the underlying index is equal to or greater than the call threshold level on any determination date. In such case, UBS will pay you on the first contingent payment date immediately following the related determination date a cash payment per Security equal to the early redemption amount.

Payment at Maturity for the Securities

The below table illustrates the payment at maturity, if the Securities are not subject to early redemption and not accounting for prior contingent payments, if any, for a hypothetical offering of the Securities with a $1,000 principal amount, each with the assumptions below. For ease of reference, the highlighted hypothetical scenarios in the following table illustrate examples in which an investor would (i) realize a total return equal to the principal amount plus the contingent payment and (iii) realize a loss on the initial investment.

Assumptions:

Principal Amount:	$1,000
Term:	12 months
Initial Level:	100
Contingent Payment Rate:	18% per annum (or 4.50% per quarter)
Contingent Payment:	$45 per quarter
Determination Dates:	Quarterly
Call Threshold Level:	100 (which is 100% of the Initial Level)
Downside Threshold Level:	80 (which is 80% of the Initial Level)

Underlying Return of Underlying Index	Payment at Maturity
40.00%	$1,045
20.00%	$1,045
15.00%	$1,045
10.00%	$1,045
9.00%	$1,045
8.00%	$1,045
7.00%	$1,045
5.00%	$1,045
0.00%	$1,045
-10.00%	$1,045
-20.00%	$1,045
-30.00%	$700
-40.00%	$600
-50.00%	$500
-60.00%	$400
-70.00%	$300
-80.00%	$200
-90.00%	$100
-100.00%	$0

Payment at maturity equals the principal amount plus the contingent payment; final levels are equal to or greater than the downside threshold level.
Payment at maturity is less than the downside threshold level: investor has full downside market exposure at maturity.

Example 1 — The Securities are subject to early redemption on the first determination date.

Date	Closing Level	Payment (per Security)
First Determination Date	101 (equal to or greater than Call Threshold Level and the Downside Threshold Level)	$1,045 (Principal Amount plus Contingent Payment)

	Total Payment	$1,045 (4.50% total return)

Because the Securities are subject to early redemption on the first determination date, UBS will pay on the contingent payment date a total of $1,045 per Security (reflecting your principal amount plus the applicable contingent payment), a 4.50% total return on the Securities. You will not receive any further payments on the Securities.

Example 2 — The Securities are subject to early redemption following the third Determination Date.

Date	Closing Level	Payment (per Security)
First Determination Date	84 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$45 (Contingent Payment)
Second Determination Date	66 (less than Downside Threshold Level)	$0
Third Determination Date	104 (equal to or greater than Call Threshold Level and Downside Threshold Level)	$1,045 (Principal Amount plus Contingent Payment)

	Total Payment	$1,095 (9.50% return)

Because the Securities are subject to early redemption on the third determination date, UBS will pay on the contingent payment date a total of $1,045 per Security (reflecting your principal amount plus the applicable contingent payment). When added to the contingent payment of $45 received in respect of the prior determination dates, UBS will have paid a total of $1,090, a 9.00% total return on the Securities. You will not receive any further payments on the Securities.

Example 3 — The Securities are NOT subject to early redemption and the Final Level of the Underlying Index is equal to or greater than the Downside Threshold Level.

Date	Closing Level	Payment (per Security)
First Determination Date	92 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$45 (Contingent Payment)
Second Determination Date	85 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$45 (Contingent Payment)
Third Determination Date	62 (less than Downside Threshold Level and Call Threshold Level)	$0
Final Determination Date	89 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$1,045 (Payment at Maturity plus Contingent Payment)

	Total Payment	$1,135 (13.5% return)

Because the Securities are not subject to early redemption and the final level is equal to or greater than the downside threshold level, at maturity UBS will pay a total of $1,045 per Security (reflecting your principal amount plus the applicable contingent payment. When added to the contingent payments of $90 received in respect of the prior determination dates, UBS will have paid a total of $1,135, a 13.50% return on the Securities.

Example 4 — The Securities are NOT subject to early redemption and the Final Level is less than the Downside Threshold Level.

Date	Closing Level	Payment (per Security)
First Determination Date	86 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$ 45 (Contingent Payment)
Second Determination Date	80 (equal to or greater than Downside Threshold Level; less than Call Threshold Level)	$ 45 (Contingent Payment)
Third Determination Date	54 (less than Downside Threshold Level and Call Threshold Level)	$ 0
Final Determination Date	40 (less than Downside Threshold Level and Call Threshold Level)	$1,000 + ($1,000 x Underlying Return) = $1,000 + ($1,000 x -60%) = $ 400 (Payment at Maturity)

	Total Payment	$ 490 (-51% return)

Because the Securities are not subject to early redemption and the final level is less than the downside threshold level, at maturity UBS will pay $400 per Security. When added to the contingent payments of $90 received in respect of the prior determination dates, UBS will have paid you $490 per Security for a loss on the Securities of 51%. No contingent payment will be made on the maturity date because the final level was less than the downside threshold level.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to early redemption, you may lose some or all of your investment. Specifically, if the Securities are not subject to early redemption and the final level is less than the downside threshold level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any payments in respect of an early redemption, contingent payment or any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Risk Factors

Risk Factors

The return on the Securities is linked to the performance of the underlying index. Investing in the Securities is not equivalent to investing directly in the underlying index or index constituents. This section describes the most significant risks relating to the Securities. We urge you to read the following information about these risks, together with the other information in this product supplement, the accompanying prospectus and the applicable supplement before investing in the Securities.

RISKS RELATED TO GENERAL CREDIT AND RETURN CHARACTERISTICS

The Securities do not guarantee the return of any principal and your investment in the Securities may result in a loss.

The terms of the Securities differ from those of ordinary debt securities in that the Securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the Securities have not been subject to early redemption and if the final level is less than the downside threshold level, you will be exposed to the decline in the closing level of the underlying index, as compared to the initial level, on a 1 to 1 basis and you will receive for each Security that you hold at maturity a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return.

The contingent repayment of principal applies only if you hold the Securities to maturity.

If your Securities are not subject to early redemption, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the downside threshold level.

You may not receive any contingent payments with respect to your Securities.

UBS will not necessarily make periodic payments on the Securities. If the closing level of the underlying index on any determination date is less than the downside threshold level, UBS will not pay you the contingent payment applicable to such determination date. If the closing level of the underlying index is less than the downside threshold level on each of the determination dates, UBS will not pay you any contingent payments during the term of, and you will not receive a positive return on, your Securities. Generally, this non-payment of the contingent payment coincides with a period of greater risk of principal loss on your Securities.

Your potential return on the Securities is limited and you will not participate in any appreciation of the underlying index.

Investors will not participate in any appreciation in the closing level of the underlying index from the initial level, and the return on the Securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing level or the final level is equal to or greater than the downside threshold level. It is possible that the closing level of the underlying index could be

Risk Factors

less than the downside threshold level on most or all of the determination dates so that you will receive little or no contingent payments. If you do not earn sufficient contingent payments over the term of the Securities, the overall return on the Securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity. Investors in the Securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the index constituent stocks.

Higher contingent payment rates are generally associated with a greater risk of loss.

Greater expected volatility with respect to the underlying index reflects a higher expectation as of the pricing date that the final level of such underlying index could be less than its downside threshold level on the final determination date of the Securities. This greater expected risk will generally be reflected in higher contingent payments for that Security. However, while the contingent payments are fixed amounts, an underlying index’s volatility can change significantly over the term of the Securities. The level of the underlying index for your Securities could fall sharply, which could result in a significant principal loss on your Securities.

The Securities may be subject to early redemption and are subject to reinvestment risk.

The Securities will be subject to early redemption if the closing level of the underlying index is equal to or greater than its call threshold level on any determination date and you will not receive any more contingent payments after the related contingent payment date. Conversely, the Securities will not be subject to an early redemption when the closing level of the underlying index is less than its call threshold level on any determination date, which generally coincides with a period of greater risk of principal loss on your Securities. Because the Securities could be subject to early redemption, the term of your investment may be limited. In the event that the Securities are subject to early redemption, there is no guarantee that you will be able to reinvest the proceeds from an investment in the Securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Securities, you will incur transaction costs and the price for such an investment is likely to include certain built in costs such as dealer discounts and hedging costs.

No assurance that the investment view implicit in the Securities will be successful.

It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall and there can be no assurance that the closing level of the underlying index will be equal to or greater than the downside threshold level on any determination date, or, if the Securities are not subject to early redemption, that the final level of the underlying index will be equal to or greater than the downside threshold level. The level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituents or their issuers. You should be willing to accept the downside risks associated with the relevant markets tracked by the underlying index in general and the index constituents in particular, and the risk of losing some or all of your initial investment.

Risk Factors

Any payment on the Securities is subject to the creditworthiness of UBS.

The Securities are unsubordinated unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, UBS’s actual and perceived creditworthiness may affect the market value of the Securities. If UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose all of your initial investment.

The determination as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the formula for calculating the payment at maturity of the Securities do not take into account all developments in the level of the underlying index.

Changes in the level of the underlying index during the periods between each determination date may not be reflected in the determinations as to whether the contingent payment is payable to you on any contingent payment date or whether the Securities are subject to an early redemption, or the calculation of the amount payable at maturity of the Securities. The calculation agent will determine whether (i) the contingent payment is payable to you on any contingent payment date or (ii) the Securities are subject to an early redemption, by observing only the closing level of the underlying index on the applicable determination date. The calculation agent will calculate the payment at maturity by comparing only the final level of the underlying index relative to the initial level of the underlying index. No other levels or values will be taken into account. As a result, you may lose some or all of your initial investment even if the level of the underlying index has risen at certain times during the term of the Securities before falling to a closing level that is less than the downside threshold level on the final determination date.

The calculation agent may postpone any determination date, including the final determination date (and thus the applicable contingent payment date or the maturity date, respectively), upon the occurrence of a market disruption event.

The determination of the closing level or final level may be postponed with respect to the underlying index if the calculation agent determines that a market disruption event has occurred or is continuing on any determination date (including the final determination date). If such a postponement occurs, the calculation agent will determine the closing level or final level of the underlying index by reference to the closing level of that underlying index on the first trading day on which no market disruption occurs or is continuing. In no event, however, will the relevant determination date or the final determination date for such underlying index be postponed by more than eight trading days. As a result, the relevant contingent payment date or the maturity date for the Securities could also be postponed, although not by more than eight trading days.

If the relevant determination date or the final determination date for the underlying index is postponed to the last possible day as described above, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level on that day. In such an event, the calculation agent will estimate the closing level of the underlying index that would

Risk Factors

have prevailed in the absence of the market disruption event in the manner described under “General Terms of the Securities — Market Disruption Events”, which may adversely affect the return on your investment in the Securities.

The calculation agent may also postpone the determination of the initial level on the pricing date specified in the applicable supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the pricing date is postponed, the calculation agent may adjust the determination dates (including the final determination date) as well as the maturity date to ensure that the stated term of that offering of the Securities remains the same.

RISKS RELATED TO LIQUIDITY AND SECONDARY MARKET ISSUES

There may not be an active trading market in the Securities — Sales in the secondary market may result in significant losses.

You should be willing to hold your Securities to maturity. There may be little or no secondary market for the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network. UBS Securities LLC and other affiliates of UBS may make a market for the Securities, although they are not required to do so and may stop any such market-making activities at any time.

If you sell your Securities before maturity, you may have to do so at a substantial discount from the issue price to public, and as a result, you may suffer substantial losses, even in cases where the level of the underlying index has risen since the pricing date. The potential returns described in the applicable supplements are possible only in the case that you hold your Securities to maturity or until the Securities are subject to early redemption by us.

The market value of the Securities may be influenced by unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the final determination date. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the underlying index on any day will affect the market value of the Securities more than any other single factor. Other factors that may influence the market value of the Securities include:

➤	the volatility of the underlying index or index constituents (i.e., the frequency and magnitude of changes in the levels of such assets over the term of the Securities);

➤	changes to the composition of the underlying index and changes to their respective index constituents;

➤	the market prices of the index constituents;

➤	the dividend rate paid on any index constituent stocks (while not paid to the holders of the Securities, dividend payments on the index constituent stocks may influence the market price of such index constituent stocks and the level of any underlying index comprised of such index constituent stocks, and therefore affect the market value of the Securities);

Risk Factors

➤	interest rates in the U.S. market and each market related to the underlying index or index constituents;

➤	the time remaining to the maturity of the Securities;

➤	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any other market maker;

➤	for any underlying index having index constituents that are traded in non-U.S. markets, the exchange rate and volatility of the exchange rate between the U.S. dollar and the currency of the country in which such securities are traded;

➤	geopolitical, economic, financial, political, regulatory, judicial, force majeure or other events that affect the level of the underlying index or index constituents and equity and commodity markets generally; and

➤	the creditworthiness of UBS.

These factors interrelate in complex and unpredictable ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor. It is possible for the level of the underlying index to increase while the market value of the Securities declines. Therefore, the value of the Securities prior to maturity may be less than the principal amount, and may be significantly different than the amount expected at maturity.

The inclusion of commissions and compensation in the original issue price of the Securities is likely to adversely affect secondary market prices of the Securities.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates (or any third party market maker) are willing to purchase the Securities in secondary market transactions will likely be lower than the original issue price, since the issue price is likely to include, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to, or embedded profit in, the Securities. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

RISKS RELATED TO THE GENERAL CHARACTERISTICS OF THE UNDERLYING INDEX

UBS and its affiliates have no affiliation with any index sponsor and are not responsible for their public disclosure of information.

Unless otherwise specified in the applicable supplement, we and our affiliates are not affiliated with the sponsor of any underlying index (an “index sponsor”) that may be used to calculate any payments owed on the Securities (except for licensing arrangements discussed in the index supplement and/or pricing supplement) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. If an index sponsor discontinues or suspends the calculation of the underlying index to which your Securities are linked, it may become difficult to determine the market value of the Securities and any amount owed at maturity or on a contingent payment date. The calculation agent

Risk Factors

may designate a successor index. If the calculation agent determines that no successor index comparable to the underlying index exists, the payment you receive at maturity or on a contingent payment date will be determined by the calculation agent. See “General Terms of the Securities—Market Disruption Events” and “—Role of Calculation Agent”. No index sponsor is involved in the offering of the Securities in any way and has no obligation to consider your interests as an owner of the Securities in taking any actions that might affect the market value of your Securities, or any payment on the Securities.

Unless otherwise specified in the applicable supplement, we have derived the information about the respective index sponsor and the underlying index to which your Securities are linked from publicly available information, without independent verification. You, as an investor in the Securities, should conduct your own independent investigation of the relevant index sponsor and the underlying index for your Securities.

Changes that affect the underlying index will affect the market value of your Securities and the amount you will receive at maturity of your Securities.

The policies of the index sponsor concerning the calculation of the underlying index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the index constituents, the issuers of the index constituent stocks (such as stock dividends, reorganizations or mergers) or the index commodities (such as prolonged changes in market value, significantly decreased liquidity or if any such index commodity ceases to exist) are reflected in the underlying index, could affect the level of the underlying index and, therefore, could affect the amount payable on your Securities at maturity and the market value of your Securities prior to maturity. The amount payable on the Securities and their market value could also be affected if an index sponsor changes these policies, for example by changing the manner in which it calculates the underlying index, or if the index sponsor discontinues or suspends calculation or publication of the underlying index, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the closing level or final level is not available because of a market disruption event or for any other reason, and no successor index is selected, the calculation agent—which initially will be UBS Securities LLC, an affiliate of UBS—may determine the closing level or final level—and thus the amount payable on any contingent payment date or at maturity—in a manner it considers appropriate.

Historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index during the term of the Securities.

The market prices of the index constituents will determine the level of the underlying index. The historical performance of the underlying index should not be taken as an indication of the future performance of the underlying index. As a result, it is impossible to predict whether the closing level will rise or fall. The closing level of the underlying index will be influenced by complex and interrelated political, economic, financial, force majeure and other factors that can affect the market prices of the index constituents.

Risk Factors

An investment in the Securities may be subject to risks associated with non-U.S. securities or futures markets.

Some or all of the index constituent stocks may be issued by non-U.S. companies and may trade on non-U.S. exchanges. An investment in securities linked directly or indirectly to the value of non-U.S. equity securities or non-U.S. exchange-traded futures contracts involves particular risks.

Generally, non-U.S. securities and futures markets may be more volatile than U.S. securities and futures markets, and market developments may affect non-U.S. markets differently from U.S. securities and futures markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Similarly, regulations of the Commodity Futures Trading Commission generally do not apply to trading on non-U.S. commodity futures exchanges, and trading on those non-U.S. exchanges may involve different and greater risks than trading on U.S. exchanges.

Securities and futures prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities and futures markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities or futures contracts and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The return on the Securities may not be adjusted for changes in exchange rates related to the U.S. dollar, which might affect an underlying index whose index constituents are traded in currencies other than the U.S. dollar.

Although the index constituents for the underlying index may be traded in, or their market prices may be converted into, currencies other than the U.S. dollar, the Securities are denominated in U.S. dollars, and the calculation of the amount payable on the Securities at maturity or on a contingent payment date will not be adjusted for changes in the exchange rates between the U.S. dollar and any of the currencies in which such index constituents are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the underlying return of the underlying index and therefore, the amount payable on your Securities. The amount we pay in respect of the Securities on a contingent payment date or the maturity date will be determined solely in accordance with the procedures described in “General Terms of the Securities”.

Risk Factors

The Securities may be subject to currency exchange risk.

Because the price of the index constituents may be converted by an index sponsor into U.S. dollars or a currency other than U.S. dollars for the purposes of calculating the level of the underlying index, holders of the Securities may be exposed to currency exchange rate risk with respect to each of the countries represented in any such index. An investor’s net exposure will depend on the extent to which the currencies of the index constituents underlying any such index strengthen or weaken against the U.S. dollar or such other currency. If the U.S. dollar or such other currency strengthens against the currencies in which such index constituents are denominated, the level of any such index may be adversely affected, and the payment at maturity of the Securities may be reduced.

Of particular importance to potential currency exchange risk are:

➢	existing and expected rates of inflation;

➢	existing and expected interest rate levels;

➢	the balance of payments;

➢	the extent of governmental surpluses or deficits in the countries relevant to the underlying index and the United States; and

➢	actions of central banks, such as intervention in the foreign exchange markets and quantitative easing.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries relevant to an underlying index, the United States and other countries important to international trade and finance.

Any underlying index containing index constituents that are calculated in a currency other than U.S. dollars will be specified in the applicable supplement.

RISKS RELATED TO CHARACTERISTICS AND ISSUES OF COMMODITY INDICES

In the case of Securities linked to a commodities index, commodity prices may change unpredictably, affecting the value of your Securities in unforeseeable ways.

Commodity prices are affected by a variety of factors, including weather, governmental programs and policies, national and international political, military, terrorist and economic events, changes in interest and exchange rates, and trading activities in commodities and related futures contracts. These factors may affect the closing level of any underlying index that is a commodity index and, therefore, the value of your Securities in varying ways. Different factors may cause the value of different commodities and the volatilities of their prices to move in inconsistent directions and at inconsistent rates.

Risk Factors

In the case of Securities linked to a commodities index, the Securities may not offer direct exposure to commodity spot prices.

Your Securities may be linked to an index that is comprised of commodity futures contracts, and not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price moves in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to commodity spot prices.

In the case of Securities linked to a commodities index, suspensions or disruptions of market trading in the commodity and related futures markets may adversely affect the value of your Securities.

Commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. and some non-U.S. futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price”. Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the underlying index and, therefore, the value of your Securities.

In the case of Securities linked to a commodities index, higher future prices of commodities included in the index relative to their current prices may lead to a decrease in the amount payable on the Securities.

Your Securities may be linked to an index that is comprised of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the applicable physical commodity. As the exchange-traded futures contracts approach expiration, they are replaced by contracts that have a later expiration. The relative sale prices of the contracts with earlier and later expiration dates will depend on the index commodities included in the underlying index and the markets for those index commodities during the term of your Securities. To the extent the index or ETF rolls futures contracts from a lower priced futures contract to a higher priced futures contract, the rolls could adversely affect the value of the commodity index to which your Securities are linked and, accordingly, decrease the possibility of receiving a contingent payment, the Securities being subject to early redemption and the payment you receive at maturity if not previously subject to early redemption.

Risk Factors

HEDGING ACTIVITIES AND CONFLICTS OF INTEREST

Trading and other transactions by UBS or its affiliates in any index constituent, or other derivative products based on any index constituent or the underlying index may adversely affect the probability of the Securities being subject to early redemption or any contingent payment becoming payable, any amount payable at maturity and the market value of the Securities.

As described below under “Use of Proceeds and Hedging” UBS or its affiliates expect to enter into hedging transactions involving purchases of the index constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked or related to changes in the performance of the index constituents or the underlying index prior to and/or on the applicable pricing date, and may subsequently enter into additional hedging transactions or unwind those previously entered into. Although they are not expected to, any of these hedging activities may adversely affect the market price of such index constituents and/or the level of the underlying index and, therefore, the probability of the Securities being subject to early redemption or any contingent payment becoming payable, the amount payable at maturity and the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UBS or its affiliates may also engage in trading in any index constituent or other instruments described above on a regular basis as part of our general broker-dealer and other businesses, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of any index constituent and the level of the underlying index and, therefore, the probability of the Securities being subject to early redemption or any contingent payment becoming payable, the amount payable at maturity and the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any index constituents or the underlying index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of, and your return on, the Securities.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the underlying index or the index constituents, as applicable, including listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on those assets, that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the underlying index and/or index constituent could be adverse to the interests of the holders of the Securities.

In the case of Securities linked to an equity index, UBS and its affiliates may, at present or in the future, engage in business with the issuers of the index constituent stocks, including making loans to or acting as a counterparty (including with respect to derivatives) or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of

Risk Factors

UBS and the interests of holders of the Securities as beneficial owners of the Securities. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the index constituent stocks and the level of the underlying index, and, therefore, the probability of the Securities being subject to early redemption, the probability of any contingent payment becoming payable on the applicable contingent payment date, the amount payable at maturity and the market value of the Securities.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the underlying index or the market value of, and your return on, the Securities.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

There are potential conflicts of interest between you and the calculation agent.

UBS’s affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, determine whether the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date, whether the closing level of the underlying index is less than the downside threshold level on any determination date (including the final determination date), whether the final level of the underlying index is less than the downside threshold level and, accordingly, the payment on the applicable contingent payment date or at maturity on your Securities. For a fuller description of the calculation agent’s role, see “General Terms of the Securities — Role of Calculation Agent”. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the underlying index has occurred or is continuing on a day when the calculation agent will determine the closing level of the underlying index. This determination may, in turn, depend on the calculation agent’s judgment of whether the event has materially interfered with our ability or the ability of any of our affiliates to maintain or unwind our or its hedge positions. Because this determination by the calculation agent may affect whether the Securities are subject to an early redemption, any payment at maturity and the market value of the Securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

Affiliates of UBS may act as agent or dealer in connection with the sale of the Securities.

UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

Risk Factors

RISKS RELATED TO TAXATION ISSUES

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this product supplement or the applicable supplement. If the IRS were successful in asserting an alternative treatment for the Securities, the timing and/or character of income on the Securities could be affected materially and adversely. Please read carefully the section entitled “What are the Tax Consequences of the Securities?” in the summary section, “Supplemental U.S. Tax Considerations”, and the section “U.S. Tax Considerations” in the accompanying prospectus. You are urged to consult your tax advisor about your own tax situation.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any contingent payments and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Securities, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental U.S. Tax Considerations” unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Additionally, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Risk Factors

The U.S. withholding tax treatment of the Contingent Payments is Uncertain for Non U.S. Holders

The U.S. federal income tax treatment of the contingent payments is unclear. Unless otherwise stated in the applicable supplement and subject to the discussions entitled “Supplemental U.S. Tax Considerations — Non–U.S. Holders — Section 871(m) Withholding” and “ — Non–U.S. Holders — FATCA Withholding,” we currently do not intend to withhold any tax on any contingent payment made to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty) without being required to pay any additional amounts with respect to amounts so withheld. If you are a non-U.S. holder, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities in light of your particular circumstances.

Both U.S. and non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuers of the index constituent stocks).

General Terms of the Securities

General Terms of the Securities

The following is a summary of the general terms of the Securities. The information in this section is qualified in its entirety by the more detailed explanation set forth elsewhere in the applicable supplement and in the accompanying prospectus. In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through the Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

In addition to the terms described elsewhere in this product supplement, the following general terms will apply to the Securities:

Contingent Payment Feature

UBS will pay you the applicable contingent payment for each Security you own during the term of the Securities, periodically in arrears on a contingent payment date, which will generally be two to five business days following the relevant determination date, if the closing level of the underlying index is equal to or greater than the downside threshold level. However, if the closing level of the underlying index is less than the downside threshold level on the applicable determination date, UBS will not pay you the contingent payment applicable to such determination date.

The “contingent payment” means, with respect to each determination date, a fixed amount specified in the applicable supplement, calculated based upon a rate per annum (the “contingent payment rate”). The “downside threshold level” is a specified level of the underlying index that is less than the initial level equal to a percentage of the initial level, as set forth in the applicable supplement. Unlike ordinary debt securities, UBS will not necessarily pay contingent payments. You must be willing to accept that if the closing level is less than the downside threshold level on any determination date, UBS will not pay the contingent payment on the corresponding contingent payment date.

Payment upon an Early Redemption

If the closing level of the underlying index is equal to or greater than the call threshold level on any determination date prior to the final determination date, UBS will redeem the Securities early (an “early redemption”). If the Securities are subject to early redemption, UBS will pay on the applicable contingent payment date a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on such contingent payment date.

The “call threshold level” is a specified level of the underlying index as set forth in the applicable supplement.

Payment at Maturity

If the Securities are not subject to early redemption, at maturity UBS will pay a cash payment per Security that you hold, as described below:

➢	If the final level is equal to or greater than the downside threshold level, UBS will pay you for each Security you hold a cash payment per Security equal to your principal amount plus the contingent payment otherwise due on the maturity date.

General Terms of the Securities

➢	If the final level is less than the downside threshold level, UBS will pay you for each Security you hold a cash payment that is less than your principal amount, if anything, resulting in a percentage loss that is equal to the underlying return, for an amount equal to:

$1,000 + ($1,000 × Underlying Return).

The “underlying return” is the quotient, expressed as a percentage, of (i) the final level of the underlying index minus the initial level of the underlying index, divided by (ii) the initial level of the underlying index. Expressed as a formula:

Underlying Return =	Final Level – Initial Level
Initial Level

Unless otherwise specified in the applicable supplement, the “initial level” is the closing level of the underlying index on the pricing date and the “final level” is the closing level of the underlying index on the final determination date, in each case as determined by the calculation agent. The determination of the initial level and the final level may be postponed in the case of a market disruption event as described under “General Terms of the Securities — Market Disruption Events”. The initial level may be referred to in the applicable supplement as the “initial index level” and the final level may be referred to as the “final index level” or in such other manner as may be specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, the “final determination date” will be the final determination date specified in the applicable supplement, subject to postponement upon the occurrence of a market disruption event, as described under “General Terms of the Securities — Market Disruption Events” and “— Final Determination Date”.

Investing in the Securities involves significant risks. The Securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the Securities are not subject to early redemption, you may lose some or all of your investment. Specifically, if the Securities are not subject to early redemption and the final level is less than the downside threshold level, you will lose a percentage of your principal amount equal to the underlying return, and in extreme situations, you could lose all of your initial investment.

Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

The applicable supplement will specify the pricing date, the determination dates, the call threshold level, the contingent payment dates and the maturity date, as well as the respective terms of each offering of the Securities, including the underlying index.

Denominations

Each Security will have a principal amount of $1,000, and a minimum investment of 10 Securities (for a total minimum purchase price of $10,000), unless otherwise specified in the applicable supplement. Purchases in excess of the minimum amount may be made in integrals of one Security at a principal amount of $1,000 per Security. Purchases and sales made in the secondary market are not subject to the minimum investment of 10 Securities.

General Terms of the Securities

Contingent Payment Dates

If the closing level of the underlying index is equal to or greater than the downside threshold level on any determination date, UBS will pay you the applicable contingent payment on the contingent payment date corresponding to such determination date, which will generally be two to five business days following such determination date. Additionally, if the Securities are subject to early redemption on a possible determination date, the contingent payment date will be the contingent payment date corresponding to a determination date set forth in the applicable supplement, which will generally be between two and five business days following such determination date. As described under “— Determination Dates” below, the calculation agent may postpone a determination date — and therefore a contingent payment date — if a market disruption event occurs or is continuing on a day that would otherwise be a determination date. We describe market disruption events under “— Market Disruption Events” below. Any contingent payment payable on a contingent payment date that has been postponed pursuant to a market disruption event will be paid with the same effect as if paid on the originally scheduled contingent payment date.

Determination Dates

The determination dates for your Securities will be the dates set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying index on any such day. In that event, the determination date for such affected underlying index will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will a determination date for the Securities be postponed by more than eight trading days. In addition, the postponement of one or more determination dates shall have no effect on any subsequent determination dates.

If any determination date specified in the applicable supplement occurs on a day that is not a trading day, such determination date will be the next following trading day.

Maturity Date

The maturity date for your Securities will be set forth in the applicable supplement. If the Securities are not subject to early redemption, the Securities will mature on the maturity date, unless that day is not a business day, in which case the maturity date will be the next following business day. If the calculation agent postpones the final determination date for the underlying index, the maturity date will be postponed to maintain the same number of business days between the final determination date for the latest postponed final determination date and the maturity date as existed prior to the postponement of the final determination date for the underlying index. As discussed below under “— Final Determination Date,” the calculation agent may postpone the final determination date for the underlying index if a market disruption event with respect to such underlying index occurs or is continuing on a day that would otherwise be the final determination date for such underlying index. We describe market disruption events under “— Market Disruption Events” below.

The postponement of the maturity date for one offering of the Securities will not affect the maturity date for any other offering of the Securities.

General Terms of the Securities

Final Determination Date

If the Securities are not subject to early redemption, the final determination for the underlying index will be on the final determination date as set forth in the applicable supplement, unless the calculation agent determines that a market disruption event occurs or is continuing with respect to the underlying on that day. In that event, the final determination date for the affected underlying index will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing with respect to the affected underlying index. In no event, however, will the final determination date — and, therefore, the Maturity Date — for any underlying index affected by a market disruption event be postponed by more than eight trading days. In addition, a market disruption event for a particular offering of the Securities will not necessarily be a market disruption event for any other offering of the Securities.

If the final determination date specified in the applicable supplement occurs on a day that is not a trading day, the final determination date will be the next following trading day.

Closing Level

The “closing level” of any underlying index on any trading day means:

➢	the closing level of such underlying index; or

➢	if any underlying index is unavailable, any successor index or alternative calculation of such index,

published following the regular official weekday close of the principal trading session of the primary exchange for the index constituents of such index, each as determined by the calculation agent.

Market Disruption Events

The calculation agent will determine the closing level of the underlying index on each determination date and the final level of the underlying index on the final determination date. As described above, any determination date (including the final determination date) may be postponed by up to eight trading days, and thus the determination of the closing level of the underlying index with respect to such determination date, or the final level with respect to the final determination date, as applicable, may be postponed if the calculation agent determines that, on any determination date, a market disruption event has occurred or is continuing on or as of such date. If such a postponement occurs, the new determination date will be the first trading day on which no market disruption event occurs or is continuing. If, however, the affected determination date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level or final level, as applicable, on that day. In such an event, the calculation agent will estimate the closing level or final level, as applicable, for the underlying index that would have prevailed in the absence of the market disruption event.

Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone a determination date if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the closing level or final level, as applicable, of such underlying index with respect to such determination date.

General Terms of the Securities

The calculation agent may also postpone the determination of the initial level of the underlying index on the pricing date specified in the applicable supplement for each offering of the Securities, if it determines that a market disruption event has occurred or is continuing with respect to the underlying index on that date. If the pricing date is postponed, the calculation agent may adjust the final determination date and maturity date to ensure that the stated term of that offering of the Securities remains the same.

Any of the following will be a market disruption event with regard to a particular offering of the Securities, in each case as determined by the calculation agent:

➢	a suspension, absence or material limitation of trading in a material number of index constituents (including without limitation any options or futures contract) for more than two hours of trading or during the one hour before the close of trading in the applicable market or markets for such index constituents;

➢	a suspension, absence or material limitation of trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts;

➢	any event that disrupts or impairs the ability of market participants in general (i) to effect transactions in, or obtain market values for a material number of index constituents or (ii) to effect transactions in, or obtain market values for, futures or options contracts relating to such underlying index or a material number of index constituents in the primary market or markets for those options or contracts;

➢	a change in the settlement price of any options or futures contract included in the underlying index by an amount equal to the maximum permitted price change from the previous day’s settlement price;

➢	the settlement price is not published for any individual options or futures contract included in the underlying index;

➢	the underlying index is not published; or

➢	any other event, if the calculation agent determines that the event materially interferes with our ability or the ability of any of our affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to your Securities that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging” or (2) effect trading in the index constituents and instruments linked to the underlying index generally.

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading on trading in options or futures contracts relating to such underlying index or to a material number of index constituents in the primary market or markets for those contracts, but only if the limitation results from an announced change in the regular business hours of the applicable market or markets; and

➢	a decision to permanently discontinue trading in the options or futures contracts relating to the underlying index, in any index constituents or in any options or futures contracts related to such index constituents.

General Terms of the Securities

For this purpose, an “absence of trading” in those options or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Underlying Index; Alteration of Method of Calculation

If any index sponsor discontinues publication of the underlying index and the index sponsor or any other person or entity publishes a substitute index that the calculation agent determines is comparable to that index and approves the substitute index as a successor index, then the calculation agent will determine the closing levels of the index, underlying return, initial level, call threshold level, downside threshold level, final level and the amount payable upon any contingent payment date or at maturity by reference to such successor index. To the extent necessary, the calculation agent will adjust those terms as necessary to ensure cross-comparability of the discontinued and successor index.

If the calculation agent determines that the publication of the underlying index is discontinued and that there is no successor index on any date when the level of such underlying index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks, physical commodities, exchange-traded futures contracts on physical commodities or another index or indices, as applicable, and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such underlying index.

If the calculation agent determines that any index constituents or the method of calculating the underlying index have been changed at any time in any respect that causes the level of the index not to fairly represent the level of that index had such changes not been made or that otherwise affects the calculation of the closing levels of the index, underlying return, initial level, closing level or final level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating that index that it believes are appropriate to ensure that the level used to determine whether any contingent payment is owed on a contingent payment date, whether the Securities are subject to an early redemption or the amount payable on the maturity date is equitable. Examples of any such changes that may cause the calculation agent to make the foregoing adjustment include, but are not limited to, additions, deletions or substitutions and any reweighting or rebalancing of the index constituents, changes made by the index sponsor under its existing policies or following a modification of those policies, changes due to the publication of a successor index, changes due to events affecting one or more of the index constituent stocks or their issuers or any other index constituents, as applicable, or changes due to any other reason. All determinations and adjustments to be made with respect to the closing levels of the index, underlying return, initial levels, call threshold levels, downside threshold levels, final levels and the amount payable at maturity or otherwise relating to the level of the index will be made by the calculation agent.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem your Securities in the circumstances described under “Description of Debt Securities We May Offer – Optional Tax Redemption” in the accompanying prospectus. If we exercise this right with respect to your Securities, the redemption price of the Securities will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

General Terms of the Securities

Default Amount on Acceleration

If an event of default occurs and the maturity of your Securities is accelerated, we will pay the default amount in respect of the principal of your Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Securities, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Securities as the outstanding principal amount of the series of Securities constituted by that Security. Although the terms of the Securities may differ from those of the other Medium-Term Securities, Series B, holders of specified percentages in principal amount of all Medium-Term Securities, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Securities, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Securities, Series B, accelerating the maturity of the Medium-Term Securities, Series B, after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer – Default, Remedies and Waiver of Default” and “– Modification and Waiver of Covenants.”

Default Amount

The default amount for your Securities on any day will be an amount, in U.S. dollars for the principal of your Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to your Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of your Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest – or, if there is only one, the only – quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

General Terms of the Securities

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➤	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➤	P-1 or higher by Moody’s Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment

Any payment on the Securities upon an early redemption or at maturity will be made to accounts designated by you or the holder of your Securities and approved by us, or at the office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We may also make any payment in accordance with the applicable procedures of the depositary.

Regular Record Dates for Contingent Payments

Unless otherwise specified in the applicable supplement, the regular record date relating to a payment for the Securities will be the business day prior to the contingent payment date.

Trading Day

A “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on the primary U.S. exchange(s) or market(s) on which the index constituents are listed or admitted for trading. With respect to index constituents issued by a non-U.S. issuer that are listed or admitted for trading on a non-U.S. exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange(s) or market(s) on which such instruments are listed or admitted for trading.

General Terms of the Securities

Business Day

When we refer to a business day with respect to your Securities, we mean any day that is a business day of the kind described in the “Description of Debt Securities We May Offer – Payment Mechanics for Debt Securities” in the accompanying prospectus.

Role of Calculation Agent

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Securities without notice. The calculation agent will make all determinations regarding the value of the Securities at maturity, market disruption events, business days, trading days, the default amount, the initial level, the final level, the closing level, the call threshold level, the downside threshold level, the contingent payment payable in respect of any contingent payment date, the amount payable in respect of your Securities and all other determinations with respect to the Securities in its sole discretion. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Booking Branch

The booking branch of UBS AG will be specified in the applicable supplement.

Use of Proceeds and Hedging

The net proceeds from the offering of the Securities will be used to provide funding for our operations and other general corporate purposes as described in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of index constituents and/or listed and/or over-the-counter options, futures, exchange-traded funds or other instruments on the index constituents or the underlying index prior to, on or after the applicable pricing date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. Consequently, with regard to your Securities, from time to time, we or our affiliates may:

➢	acquire or dispose of long or short positions of index constituents or other securities of issuers of the index constituent stocks;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the underlying index or the value of the index constituents;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any components of the U.S. or non-U.S. underlying index;

➢	acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level or price of other similar market indices or stocks, commodities or other assets; or

➢	any combination of the above four.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge position relating to the Securities on or before the final determination date for your Securities. That step may involve sales or purchases of the instruments described above. No holder of the Securities will have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

The hedging activity discussed above may adversely affect the market value of your Securities from time to time, and the payment at maturity of your Securities. See the “Risk Factors” section in this product supplement for a discussion of these adverse effects.

Supplemental U.S. Tax Considerations

Supplemental U.S. Tax Considerations

The U.S. federal income tax consequences of your investment in the Securities are uncertain. The following is a general description of certain material U.S. tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities are urged to consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the U.S. of acquiring, holding and disposing of the Securities and receiving payments of interest, principal and/or other amounts under the Securities. This summary is based upon the law as in effect on the date of this product supplement and is subject to any change in law that may take effect after such date.

The applicable supplement may contain a further discussion of the special federal income tax consequences applicable to certain securities. The summary of the federal income tax considerations contained in the applicable supplement or free writing prospectus supersedes the following summary to the extent it is inconsistent therewith.

The discussion below supplements the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if acquire your Securities upon initial issuance and hold your Securities as capital assets for U.S. federal tax purposes. This discussion does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or non-U.S. currencies,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank or other financial institution,

•	a regulated investment company or a real estate investment trust,

•	a life insurance company,

•	a tax-exempt organization including an “individual retirement account” or “Roth IRA”, as defined in Section 408 or 408A of the Code, respectively,

•	a person that owns Securities as part of a hedging transaction, straddle, synthetic security, conversion transaction, or other integrated transaction, or enters into a “constructive sale” with respect to the Securities or a “wash sale” with respect to the Securities or the underlying index, or

•	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the U.S. federal income tax consequences described herein. If you are considering the purchase of a Security, you are urged to consult your own tax advisor concerning the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Supplemental U.S. Tax Considerations

Except as otherwise noted under “Non-U.S. Holders” below, this discussion is only applicable to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons are authorized to control all of its substantial decisions of the trust.

An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

If a partnership, or any entity treated as a partnership for U.S. federal income tax purposes, holds the Securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities is urged to consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the Securities.

In addition, we will not attempt to ascertain whether the issuer of any index constituent stocks would be treated as a “passive non-U.S. investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder, upon the sale, redemption, exchange, early redemption or maturity of a Security. You should refer to information filed with the Securities and Exchange Commission or the equivalent governmental authority by such entities and consult your tax advisor regarding the possible consequences to you if any such entity is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your Securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in a Security are uncertain. Accordingly, we urge you to consult your tax advisor as to the tax consequences of having agreed to the required tax treatment of your Securities described below and as to the application of state, local or other tax (including non-U.S. tax) laws to your investment in your Securities. The risk that the Securities would be recharacterized for U.S. federal income tax purposes as instruments giving rise to current ordinary income (even before the receipt of any cash) and short-term capital gain or loss (even if held for a period longer than one year), is greater than with other equity-linked securities that do not guarantee full repayment of principal.

Unless otherwise specified in the applicable supplement, we expect that our counsel, Cadwalader, Wickersham & Taft LLP, would be able to opine that it would be reasonable to treat your Securities as pre-paid derivative contracts with respect to the underlying index. The terms of the Securities require you and us (in the absence of an administrative determination or judicial ruling to the contrary) to treat the Securities for all U.S. federal income tax purposes in accordance with such characterization, and any reports to the IRS and U.S. holders will be consistent with such treatment. In purchasing your Securities, you agree to these terms. Except as otherwise noted below, the discussion

Supplemental U.S. Tax Considerations

below assumes that the Securities will be so treated. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, early redemption, redemption or maturity of your Securities in an amount equal to the difference between the amount realized at such time and your tax basis in the Securities. In general, your tax basis in your Securities would be equal to the price you paid for them. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations.

Treatment of Contingent Payments. Although the tax treatment of the contingent payments is unclear, we intend to treat such contingent payments (including any contingent payment paid on or with respect to the maturity date or early redemption) as ordinary income includable in income by you in accordance with your regular method of accounting for U.S. federal income tax purpose. Generally, for cash-basis taxpayers this would require such contingent payments be included in income when received and for accrual basis taxpayers when the right to, and amount of, such contingent payment is fixed.

Tax Treatment on Sale, Exchange, Early Redemption or Redemption. Consistent with the tax characterization of the Securities set forth above, you should generally realize capital gain or loss on the sale, exchange, early redemption or receipt of cash upon a redemption at maturity of your Securities in an amount equal to the difference between the amount realized (other than pursuant to a contingent payment or any amount attributable to any accrued but unpaid contingent payment) at such time and your tax basis in the Securities. Your tax basis in a Security should generally be the price you paid for your Securities. Capital gain of a noncorporate U.S. holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a determination date, but that could be attributed to an expected contingent payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

It is possible that the IRS could assert that your holding period in respect of your Securities should end on the date on which the amount you are entitled to receive upon maturity of your Securities is determined, even though you will not receive any amounts from the Issuer in respect of your Securities prior to the maturity of your Securities. In such case, you may be treated as having a holding period in respect of your Securities prior to the maturity of your Securities, and such holding period may be treated as less than one year even if you receive cash upon the maturity of your Securities at a time that is more than one year after the beginning of your holding period.

Possible Change in Law

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently in excess of any receipt of contingent payment and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the

Supplemental U.S. Tax Considerations

potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for U.S. federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department and IRS determine that some other treatment is more appropriate.

Additionally, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there may be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked-to-market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Alternative Treatments

Due to the absence of authorities that directly address the proper treatment of the Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment of the Securities described above. If the IRS were successful in asserting an alternative treatment of the Securities, the timing and character of income on your Securities could differ materially from our description herein.

For example, it is possible that your Securities could be treated as a cash settled put option written by you and a deposit in cash equal to the amount you have invested to secure your obligations under the put option. Under this characterization, if the Securities are not subject to early redemption, you may realize short-term capital loss on the Maturity Date, and upon a call of the Securities, a portion of the payment you receive may be considered attributable to interest or original issue discount on the deposit (which you may be required to accrue over the term of the Securities) with the balance being considered the amount realized for the Security upon which you may realize a short-term capital gain (even if you held the Security for a period of more than one year).

In addition, if your Securities have a term greater than one year, it is possible that your Securities could be treated as debt instruments subject to the special tax rules governing contingent debt instruments. If your Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, call, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Security. Any gain you recognize upon the sale, call, redemption or maturity of your Securities would be ordinary income and any loss

Supplemental U.S. Tax Considerations

recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Similarly, if your Securities have a term of one year or less, it is possible that your Securities could be treated as a debt instrument subject to the special rules for short-term debt instruments. You are urged to consult your tax advisor as to the tax consequences of such characterization.

If your Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you are urged to consult your tax advisor as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, to the extent that an underlying index includes commodities, it is possible that the IRS could assert that Section 1256 of the Code should apply to your Securities or a portion of your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities or the relevant portion of your Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of each year (i.e., recognize gain or loss as if the Securities or the relevant portion of the Securities had been sold for fair market value).

Furthermore, the IRS could possibly assert that (i) you should be treated as owning the components of the underlying index, (ii) you should be required to recognize taxable gain upon a rollover or rebalancing, if any, of the components of the underlying index, (iii) any gain or loss that you recognize upon the exchange or maturity of the Securities (including any amount attributable to an unpaid contingent payment, as discussed above) should be treated as ordinary gain or loss (or as short-term capital gain or loss), (iv) you should be required to accrue interest income over the term of your Securities or (v) you should be required to include in ordinary income an amount equal to any increase in the underlying index that is attributable to ordinary income that is realized in respect of the component share or commodities that are part of the index to which your Securities relate.

Also, if an index constituent stock is an exchange traded fund, real estate investment trust, partnership, trust or passive foreign investment company (each, a “pass through entity”), it is also possible that the IRS could assert that your Securities (or a portion thereof) should be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. If your Securities (or a portion thereof) were subject to the constructive ownership rules, then all or a portion of any long-term capital gain that you realize upon the sale, early redemption, redemption or maturity of your Securities would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the pass through entity on the date that you purchased your Securities and sold such interest in the pass through entity on the date of the sale or maturity of the Securities.

Supplemental U.S. Tax Considerations

We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as either a “pass thru entity” or a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code. If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the underlying index.

You are urged to consult your tax advisor as to the tax consequences of such characterizations described above and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax on Net Investment Income

U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders are urged to consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information Reporting with respect to Non-U.S. Financial Assets

U.S. holders that are individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their U.S. federal income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. “Specified foreign financial assets” include stock or other securities issued by non-U.S. persons and any other financial instrument or contract that has an issuer or counterparty that is not a U.S. person. Individuals that fail to provide such information are subject to a penalty of $10,000 for the taxable year. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or a sale of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or a sale of the Securities to be treated as a Reportable Transaction. You are urged to consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange, early redemption or maturity of the Securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying

Supplemental U.S. Tax Considerations

information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed and fully completed applicable IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Non-U.S. Holders

If you are not a U.S. holder, then, subject to the discussion below with respect to Section 871(m) of the Code and FATCA (as discussed below), you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your non-U.S. status, including providing us (and/or the applicable withholding agent) a fully completed and validly executed applicable IRS Form W-8). However, it is possible that future guidance or legislation, such as discussed above regarding Notice 2008-2, could subject non-U.S. holders to U.S. federal withholding tax on any deemed income accrual from the Securities.

In general, gain realized on the sale, exchange, early redemption or maturity of the Securities by a non-U.S. holder will not be subject to federal income tax, unless:

•	the gain with respect to the Securities is effectively connected with a trade or business conducted by the non-U.S. holder in the United States; or

•	the non-U.S. holder is a nonresident alien individual who holds the Securities as a capital asset and is present in the U.S. for more than 182 days in the taxable year of such sale and certain other conditions are satisfied, or has certain other present or former connections with the United States.

If the gain realized on the sale, exchange, early redemption or maturity of the Securities by the non-U.S. holder is described in either of the two preceding bullet points, the non-U.S. holder may be subject to U.S. federal income tax with respect to the gain except to the extent that an income tax treaty reduces or eliminates the tax and the appropriate documentation is provided.

Section 897. We will not attempt to ascertain whether the issuer of any index constituent stock would be treated as a “United States real property holding corporation” within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer or any index constituent stocks and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Security upon a sale, early redemption, exchange, redemption or other taxable disposition of the Security to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. Non-U.S. holders are urged to consult their tax advisors regarding the potential treatment of the issuer of any index constituent stock as a United States real property holding corporation or the Securities as United States real property interests.

Supplemental U.S. Tax Considerations

Section 871(m). Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including certain U.S. index constituent shares of certain indices), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under an IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities issued before the above “grandfather date” should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to “grandfathered” Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld. Furthermore, the application of section 871 to non-grandfathered Securities will be addressed in the applicable supplement. Non-U.S. holders are urged to consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the Securities.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain non-U.S. financial institutions (and certain of their affiliates) unless the payee non-U.S. financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign

Supplemental U.S. Tax Considerations

pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of the application of FATCA are not currently clear. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Securities through a non-U.S. entity) under the FATCA rules.

Both U.S. and non-U.S. holders are urged to consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 IRS notice), as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction (including that of the issuer of the index constituent stock).

Certain ERISA Considerations

We, UBS Securities LLC and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Code) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under PTCE 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption and that the purchase, holding and, if applicable, subsequent disposition of the Securities will not constitute or result in a non-exempt prohibited transaction.

Any person proposing to acquire any Securities on behalf of a Plan are urged to consult with counsel regarding the applicability of ERISA and Section 4975 of the Code thereto, including but not limited to the prohibited transaction rules and the applicable exemptions.

The discussion above supplements the discussion under “Benefit Plan Investor Considerations” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Unless otherwise specified in the applicable supplement, with respect to each Security to be issued, UBS will agree to sell to UBS Securities LLC and UBS Securities LLC will agree to purchase from UBS, the aggregate principal amount of the Securities specified on the front cover of the applicable supplement. UBS Securities LLC intends to resell the offered Securities at the original issue price to public applicable to the offered Securities to be resold. UBS Securities LLC may resell the Securities to securities dealers (the “Dealers”) at a discount from the original issue price applicable to the offered Securities of up to the underwriting discount set forth on the front cover of the applicable supplement. In some cases, the Dealers may resell the Securities to other securities dealers who resell to investors and reallow those other securities dealers all or part of the discount they receive from UBS Securities LLC. In the future, we or our affiliates may repurchase and resell the offered Securities in market-making transactions. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

UBS may use this product supplement and accompanying prospectus in the initial sale of any Securities. In addition, UBS or any other affiliate of UBS may use this product supplement and accompanying prospectus in a market-making transaction for any Securities after their initial sale. In connection with any offering of the Securities, UBS, UBS Securities LLC and any other affiliate of UBS or any other securities dealers may distribute this product supplement and accompanying prospectus electronically. Unless stated otherwise in the applicable confirmation of sale delivered by UBS or its agent, this product supplement and accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest —UBS Securities LLC is an affiliate of UBS and, as such, will have a “conflict of interest” in an offering of the Securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from any public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, each offering will be conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is permitted to sell the Securities in an offering to an account over which it exercises discretionary authority without the prior specific written approval of the accountholder.